SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  June 13, 2000


                      FIRST ROBINSON FINANCIAL CORPORATION
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             (Exact name of Registrant as specified in its Charter)



Delaware                        0-29276                       36-4145294
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(State or other         (Commission File Number)          (IRS Employer
 jurisdiction of                                          Identification Number)
 incorporation)



501 East Main Street, Robinson, Illinois                                62454
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code:   (618) 544-8621
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits

         (c) Exhibits:

                  Exhibit 99.1 Press release dated June 13, 2000, announcing a stock repurchase program for up to 5% of the Company's common stock commencing on June 20, 2000 and concluding December 20, 2000.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     FIRST ROBINSON FINANCIAL CORPORATION



Date: June 13, 2000                  By: /s/ Rick L. Catt
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                                         Rick L. Catt
                                         President and Chief Executive Officer

                                  Exhibit 99.1

                                  NEWS RELEASE


Rick L. Catt, President                               FOR IMMEDIATE RELEASE
 and Chief Executive Officer                              June 13, 2000
First Robinson Financial Corporation
501 East Main Street
Robinson, IL  62454


                  First Robinson Financial Corporation Reports
                            Stock Repurchase Program

First Robinson Financial Corporation (the Company) (OTC Bulletin Board: "FRFC"), today announced a stock repurchase program for up to 5% of the Company's common stock commencing June 20, 2000 and concluding on December 20, 2000. The Company may repurchase up to 30,380 shares of the Company's common stock. Shares may be purchased from time to time, in the open market, when deemed appropriate by management. A previous stock repurchase program which began December 20, 1999 has been completed with the Company purchasing 34,574 shares of the Company's common stock. The Company now has 607,603 shares outstanding.

On March 31, 2000, the Company had assets of $87.3 million, liabilities of $77.9 million and stockholders' equity of $ 9.3 million. Through its banking subsidiary, First Robinson Savings Bank, National Association, the Company operates three full-service offices and one drive-up facility in Robinson, Palestine and Oblong, Illinois.